UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2016

Supernus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of
Incorporation)

001-35518	20-2590184
(Commission File Number)	(IRS Employer Identification No.)

1550 East Gude Drive, Rockville MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 838-2500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 14, 2016, Supernus Pharmaceuticals, Inc. (the “Company”) received a letter from the Nasdaq Listing Qualifications Department (the “Letter”) indicating that it is not in compliance with the filing requirement under Nasdaq Marketplace Rule 5250(c)(1) due to its failure to timely file its Quarterly Report on Form 10-Q for the period ended September 30, 2016 (the “Quarterly Report”).  The notice further stated that Nasdaq rules permit the Company to submit a plan to regain compliance by no later than January 13, 2017, or within 60 calendar days.  Following a review of this plan, Nasdaq staff can grant the Company an exception, up to 180 calendar days from the due date of the Quarterly Report, or until May 8, 2017, to regain compliance.  The Company currently anticipates regaining compliance with the filing requirement by filing its Quarterly Report prior to January 13, 2017, or, in the alternative, submitting to Nasdaq a plan to regain compliance.

On November 17, 2016, the Company issued a press release announcing receipt of the Letter. A copy of this press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01                                           Other Events.

On November 14, 2016, the Company issued a press release providing a business and commercial update about the Company.  A copy of this press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibit

The following documents are furnished as Exhibits pursuant to Item 8.01 hereof:

Exhibit 99.1 – Press Release Dated November 17, 2016.

Exhibit 99.2 – Press Release Dated November 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: November 18, 2016	By:	/s/ Gregory S. Patrick
Gregory S. Patrick
Vice-President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

Exhibit 99.1	Press Release Dated November 17, 2016.	Attached

Exhibit 99.2	Press Release Dated November 14, 2016.	Attached